UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2016

NATIONAL GENERAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
59 Maiden Lane, 38th Floor
New York, New York 10038
(Address of principal executive offices) (zip code)
(212) 380-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

National General Holdings Corp. (the “Company”) announced that Michael Karfunkel, its Chairman and Chief Executive Officer, passed away on April 27, 2016.

The Company also announced that the Board of Directors of the Company appointed Barry S. Karfunkel, 35, to serve as the Chief Executive Officer of the Company on April 27, 2016. Mr. Barry Karfunkel, a director since 2010, served as President of the Company from 2010 to 2013, was re-appointed as President in 2015 and will continue in such role. He also served as executive vice president and chief marketing officer of the Company from 2013 to 2015. Additionally, he serves as President and director of many of the Company’s subsidiaries. Mr. Barry Karfunkel is the brother-in-law of Barry Zyskind, a director of the Company, and the brother of Robert Karfunkel, the executive vice president-strategy and development of the Company.

Item 9.01    Financial Statements and Exhibits.

On April 27, 2016, the Company issued a press release regarding Mr. Michael Karfunkel's death and the Board's appointment of Mr. Barry Karfunkel as Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by National General Holdings Corp. on April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2016

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by National General Holdings Corp. on April 27, 2016.